                                                                     Exhibit 4.3

                               State of Delaware

                       Office of the Secretary of State             PAGE 1
                       --------------------------------




     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "MMI CAPITAL TRUST I", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1997, AT 9 O'CLOCK A.M.



[SEAL SECRETARY OF STATE]              /s/ Edward J. Freel
                                       ----------------------------------------
                                       Edward J. Freel, Secretary of State
                                       AUTHENTICATION: 8812306

                                                 DATE: 12-15-97

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/15/1997
                                                          971429603 - 2833467



                             CERTIFICATE OF TRUST

                                      OF

                              MMI CAPITAL TRUST I


     This Certificate of Trust of MMI Capital Trust I (the "Trust"), dated as of December 15, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

     1.   Name. The name of the business trust formed hereby is MMI Capital
Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

WAYNE A. SINCLAIR, not in his          CHASE MANHATTAN BANK
individual capacity, but solely as     DELAWARE, not in its individual capacity,
trustee of the Trust                   but solely as trustee of the Trust


/s/ Wayne A. Sinclair                  By: /s/ John J. Cashin
----------------------------------         ------------------------------
                                       Name:   John J. Cashin
                                       Title:  Vice President

JOSEPH R. HERMAN, not in his           SCOTT T. VEECH, not in his individual
individual capacity, but solely as     capacity, but solely as trustee of the
trustee of the Trust                   Trust

/s/ Joseph Herman                      /s/ Scott T. Veech
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